UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ADVANCED BATTERY TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Advanced Battery Technologies, Inc.
21 West 39th Street, Suite 2A
New York, NY 10018

May 26, 2009

Dear Shareholders:

It is my pleasure to invite you to the 2009 Annual Meeting of the Shareholders of Advanced Battery Technologies, Inc. The meeting will be held at 10:00 a.m., Eastern Daylight Time, on Thursday, June 25, 2009, at New York’s Hotel Pennsylvania, 401 7th Avenue (at 33rd Street), New York, New York.  In addition to the business to be transacted at the meeting, members of management will present information about the Company’s operations and will be available to respond to your questions.

At our meeting, we will vote on proposals (1) to elect eleven directors, (2) to amend our Certificate of Incorporation to increase the number of authorized shares of common stock, (3) to approve the Advanced Battery Technologies, Inc. 2009 Equity Incentive Plan, and (4) to transact such other business as may properly come before the meeting.  The accompanying Notice of Annual Meeting of Shareholders and proxy statement contain information that you should consider when you vote your shares.

It is important that you vote your shares whether or not you plan to attend the meeting. Please complete, sign, date and return the enclosed proxy card in the accompanying envelope as soon as possible. If you plan to attend the meeting and wish to vote in person, you may revoke your proxy and vote in person at that time.  I look forward to seeing you at the meeting. On behalf of the management and directors of Advanced Battery Technologies, Inc., I want to thank you for your continued support and confidence.

Sincerely,

/s/ Zhiguo Fu

Zhiguo Fu
Chairman of the Board,
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on June 25, 2009

The proxy statement and Annual Report on Form 10-K are available at www.cstproxy.com/abat/2009

Advanced Battery Technologies, Inc.
21 West 39th Street, Suite 2A
New York, NY 10018

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 25, 2009

Notice is hereby given that the Annual Meeting of the Shareholders (the “Annual Meeting”) of Advanced Battery Technologies, Inc., a Delaware corporation (the “Company”), will be held at New York’s Hotel Pennsylvania, 401 7th Avenue (at 33rd Streeet), New York, New York on Thursday, June 25, 2009, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1. To vote for the election of a board of eleven directors;

2. To approve an amendment to the Certificate of Incorporation to increase the number of shares of common stock authorized for issuance;

3. To approve the Advanced Battery Technologies, Inc. 2009 Equity Incentive Plan;

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting is June 25, 2009. You are urged to read carefully the attached Proxy Statement for additional information concerning the matters to be considered at the Annual Meeting.

If you do not expect to be present in person at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope that has been provided for your convenience. The prompt return of proxies will help ensure the presence of a quorum and save the Company the expense of further solicitation.

You are cordially invited and encouraged to attend the Annual Meeting in person.

/s/Yuhsia Lai
Yuhsia Lai

Secretary

New York, New York
May 26, 2009

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE.   IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

ADVANCED BATTERY TECHNOLOGIES, INC.
 21 West 39th Street, Suite 2A
New York, NY 10018

PROXY STATEMENT
 FOR
ANNUAL MEETING OF SHAREHOLDERS
June 25, 2009

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Advanced Battery Technologies, Inc. (the “Company”) for use at its Annual Meeting of Shareholders (the “Annual Meeting”) to be held at New York’s Pennsylvania Hotel, 401 7th Avenue (at 33rd Street), New York, New York on Thursday, June 25, 2009, at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A proxy may be revoked by filing a written notice of revocation or an executed proxy bearing a later date with the Secretary of our Company any time before exercise of the proxy or by attending the Annual Meeting and voting in person. The proxy statements and form of proxy cards are to be distributed to shareholders on or about May 26, 2009.

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

• FOR the election of the eleven Director nominees as set forth in Proposal 1.

• FOR the proposal to approve an amendment to the Certificate of Incorporation to increase the number of authorized common shares as set forth in Proposal 2.

• FOR the proposal to approve the Advanced Battery Technologies, Inc. 2009 Equity Incentive Plan as set forth in Proposal 3.

In addition, if other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting. Your vote is important. If you do not vote your shares, you will not have a say in the important issues to be voted upon at the Annual Meeting.  To pass, Proposal 1 and Proposal 3 included in this year’s proxy statement require an affirmative vote of a majority of the votes cast at the Annual Meeting. To pass, Proposal 2 included in this year’s proxy statement requires an affirmative vote by the holders of a majority of the outstanding common stock.  To ensure that your vote is recorded promptly, please submit your proxy as soon as possible, even if you plan to attend the Annual Meeting in person.

The Annual Report to Shareholders for the year ended December 31, 2008, including financial statements, is enclosed. It does not form any part of the material provided for the solicitation of proxies.

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone and personal interview, or hire an outside proxy solicitor. Forms of proxy and proxy materials may also be distributed through brokers, custodians and like parties to beneficial owners of our common shares, par value $.001 per share (the “Common Stock”), for which we will, upon request, reimburse the forwarding expense.

VOTING SECURITIES AND RECORD DATE

The close of business on May 20, 2009, is the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of May 20, 2009, there were 57,821,577 shares of Common Stock issued and outstanding, each entitled to one vote per share.

QUORUM; VOTING

The presence in person of two or more persons, representing throughout the Annual Meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Broker non-votes are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal. If a quorum is present, the eleven nominees for Directors receiving a majority of the votes cast at the Annual Meeting in person or by proxy shall be elected. The affirmative vote of the holders of a majority of the outstanding common stock shall be required for approval of Proposal 2.  The affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy shall be the act of the shareholders with respect to Proposal 3. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to Proposals 1 through 3.  If within half an hour from the time appointed for the Annual Meeting a quorum is not present in person or by proxy, the Annual Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present at such adjourned meeting, representing throughout the meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called.

Shareholders may hold their shares either as a “shareholder of record” or as a “street name” holder.   If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares and this proxy statement is being sent directly to you by the Company.  If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, trustee or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, trustee or other nominee how to vote.

ATTENDING THE ANNUAL MEETING

A person is entitled to attend the Annual Meeting only if that person was a shareholder or joint shareholder as of the close of business on the record date or that person holds a valid proxy for the Annual Meeting.  If you hold your shares in street name and desire to vote your shares at the Annual Meeting, you must provide a signed proxy directly from the holder of record giving you the right to vote the shares or a letter from the broker or nominee appointing you as their proxy.  The proxy card enclosed with this proxy statement is not sufficient to satisfy this requirement.  You must also provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date or other similar evidence of ownership.  If you hold your shares in street name and desire to attend the Annual Meeting without voting your shares, you must provide proof of beneficial ownership on the record date and present photo identification.  If you are the shareholder of record or hold a valid proxy for the Annual Meeting, your name or the name of the person on whose behalf you are proxy must be verified against the list of shareholders of record on the record date as shown on the list of shareholders of the Company prior to being admitted to and prior to voting at the Annual Meeting.  All shareholders must present photo identification for admittance.  If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting and/or will not be permitted to vote, as applicable.

PROPOSAL 1: ELECTION OF DIRECTORS

The by-laws of the Company state that the number of our Directors shall be established by the shareholders or by the directors from time to time but shall not be less than one.  Presently, the number of director positions remains set at eleven.  Accordingly, the Nominating and Corporate Governance Committee has nominated eleven candidates for election to the Board of Directors.

The eleven persons named below are the nominees for election as Directors. Each nominee has consented to serve as a Director if elected.  Zhiguo Fu, Guohua Wan, Hongjun Si, Guopeng Gao and Liqui Bai are employees of the Company.  The Nominating and Corporate Governance Committee has determined that the remaining six candidates, John McFadden, Yulin Hao, Ning Li, Shaoqiu Xia, Shiyan Yang and Cosimo Patti, are independent directors as defined in the applicable rules for companies traded on the NASDAQ Stock Market LLC (“NASDAQ”).  Therefore, the majority of persons nominated to serve on our Board of Directors are independent as so defined.  Each Director elected shall serve as a Director until the next Annual Meeting of Shareholders, or until his or her successor is elected and qualified.

Set forth below are descriptions of the business experience and other information regarding the nominees for election to our Board of Directors:

Zhiguo Fu, age 59.  Mr. Fu organized our subsidiary, ZQ Power-Tech, in 2002, and has served as its Chairman since then.  He has been a director of the Company since 2004.  In 1993 Mr. Fu founded Heilongjiang Guangsha Group, and he served as its Chairman until 2000.  During that period Heilongjiang Guangsha Group had over 3,000 employees and was engaged in several hundred construction projects.  Heilongjiang Guangsha Group was sold in 2000, at which time it had annual revenue in excess of $25 million.  Previously Mr. Fu had twenty years’ experience in construction management.

Guohua Wan, age 56.  Ms. Wan has been a director of the Company since 2004.  Since 2003 Ms. Wan has been the General Manager of our subsidiary, ZQ Power-Tech.  From 2005 until 2007, Ms. Wan also served as Chief Financial Officer of Advanced Battery Technologies, Inc.  In March 2009 she was re-appointed to that position.  From 1999 until 2003 Ms. Wan was Vice President and Chief Financial Officer of Harbin Ridaxing Science and Technology Co., Ltd.

Guopeng Gao, age 35.   Mr. Gao has been a director of the Company since 2005.  Since 2002 Mr. Gao has served as Vice President and General Manager of our subsidiary, ZQ Power-Tech.  From 2000 until 2002, Mr. Gao was Technical Manager for Heilongjiang Shuangtai Electric Co. Ltd.

Hongjun Si, age 33.  Mr. Si has been a director of the Company since 2005.  Since 2002 Mr. Si has served as Chief Technology Officer of our subsidiary, ZQ Power-Tech.  Prior to joining ZQ Power-Tech, Mr. Si was employed as an engineer in the Battery Division of Weiyou Chemical Company, Inc.

Liqui Bai, age 39.  Ms. Bai has been a director of the Company since 2005.  Since 2003 Ms. Bai has been the Vice General Manager for our subsidiary, ZQ Power-Tech.  During the three years that preceded her employment by ZQ Power-Tech, Ms. Bai was employed as Manager of the Administrative Department of Heilongjiang Weiyou Chemicals Corp., Ltd.

John J. McFadden, age 65.  Mr. McFadden has been a director of the Company since 2007.  Since 1998 Mr. McFadden has been self-employed as a consultant, providing consultation to his clients regarding both investment banking and energy matters.  From 1996 until 1998 Mr. McFadden was employed as the Senior Managing Director of Cambridge Holding and Cambridge Partners, LLC, a private investment company.  From 1968 until 1996 Mr. McFadden was employed by The First Boston Corporation with a variety of responsibilities in corporate finance and public finance, including service as Vice President and Treasurer.  In 1967 Mr. McFadden was awarded a B.A. degree by St. Bonaventure University.

Yulin Hao, age 64.  Mr. Hao has been a director of the Company since 2007.  Since 2002 Mr. Hao has been employed as Vice General Manager by the Heilongjiang Jinli Accounting Firm, a firm of accountants in China’s Heilongjiang province.  From 1998 to 2002 Mr. Hao was employed by the East Asian Energy Transportation Company as General Manager, with responsibilities for capital management.  From 1994 until 1997 Mr. Hao was employed as Vice President by the Guotai Securities Corporation.  In 1964 Mr. Hao was awarded a Certificate in finance by the Heilongjiang Finance College.

Ning Li, age 55.  Doctor Li has been a director of the Company since 2007.  Since 1990 Doctor Li has been employed as a Professor by the Harbin Industrial University, where she engages in teaching and research.  In 1990 she was awarded a Doctoral Degree in Science by the Harbin Industrial University.

Shaoqiu Xia, age 62.  Mr. Xia has been a director of the Company since 2007.  Since 1993 Mr. Xia has been employed as Deputy Secretary in the Government of the City of Harbin, China.  During the eight years immediately preceding his entry into government service, Mr. Xia was employed as President of Harbin Electrical and Mechanical Production Company.  Mr. Xia was awarded a Bachelors Degree in Science in 1967 by the Shenyang Industrial University.

Shiyan Yang, age 46.  Doctor Yang has been a director of the Company since 2007.  Since 1998 Doctor Yang has been employed as a Professor by the Harbin Industrial University, where he engages in teaching and research.  In 1998 he was awarded a Doctoral Degree in Science by the Harbin Industrial University.

Cosimo J. Patti, age 59.  Mr. Patti has been a director of the Company since 2007.  Mr. Patti has over 35 years of managerial experience in the financial services industry.  Since 1999 Mr. Patti has been employed as President of Technology Integration Group, Inc. d/b/a FSI Advisors Group.  FSI Advisors Group is an international consortium of financial services boutiques.  Mr. Patti has been responsible for procuring business opportunities for the member firms.  During the period from 2002 to 2004 Mr. Patti was also employed by iCi/ADP as Senior Director Applications Planning, with responsibility for managing the applications planning area of the fixed income software subsidiary of ADP.  Mr. Patti serves as an Industry Arbitrator for both the NASD and the New York Stock Exchange.

 The nominees receiving a majority of the votes cast at the Annual Meeting will be elected as Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH OF THE ELEVEN NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE, THE BOARD, BOARD COMMITTEES AND MEETINGS

Corporate Governance. Corporate governance is typically defined as the system that allocates duties and authority among a company’s shareholders, Board of Directors and management. The shareholders elect the Board and vote on extraordinary matters.

Our Company believes that it is in compliance with the corporate governance requirements of the NASDAQ listing standards.  The principal elements of these governance requirements as implemented by our Company are:

• affirmative determination by the Board of Directors that a majority of the Directors are independent;

• regularly scheduled executive sessions of independent Directors;

•                 Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee comprised of independent Directors and having the purposes and charters described below under the separate committee headings; and

• specific Audit Committee authority and procedures outlined in the charter of the Audit Committee.

Independence. The Board of Directors has determined that the following six Directors nominated for election at the Annual Meeting are independent Directors as defined in the NASDAQ listing standards: John McFadden, Yulin Hao, Ning Li, Shaoqiu Xia, Shiyan Yang and Cosimo Patti.  Therefore, a majority of the persons nominated to serve on our Company’s Board of Directors are independent as so defined. The foregoing independence determination of our Board of Directors included the determination that each of these six nominated Board members, if elected and appointed to the Audit Committee, Nominating and Corporate Governance Committee, or Compensation Committee as discussed above, respectively, is:

•                 independent for purposes of membership on the Audit Committee under Rule 4350(d) of the NASDAQ listing standards, that includes the independence requirements of Rule 4200 and additional independence requirements under SEC Rule 10A-3(b);

• independent under the NASDAQ listing standards for purposes of membership on the Nominating and Corporate Governance Committee; and

•                 independent under the NASDAQ listing standards for purposes of membership on the Compensation Committee, as a “non-employee director” under SEC Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined in regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our Board and its committees meet throughout the year, and hold special meetings and act by written consent from time to time as appropriate.  Independent Directors regularly meet without management present.  Board members have access to all of our employees outside of Board meetings.  Our Board of Directors has three committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.  The following table shows the composition of these committees and the number of meetings held during the 2008 fiscal year:

Director	Audit	Compensation	Nominating and Corporate Governance
John McFadden	Chair	Member
Cosimo Patti	Member	Chair
Yulin Hao	Member		Chair
Shaoqui Xia		Member
Shiyan Yang			Member
Ning Li			Member
Number of Meetings in 2008	3	1	1

M = Current Member during 2008

Audit Committee. Our Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The primary purposes of this committee are to oversee, on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes and integrity of our Company’s financial statements, (2) the audits of our Company’s financial statements and appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm, (3) our compliance with legal and regulatory requirements, and (4) the staffing and ongoing operation of our internal audit function.  The Audit Committee meets periodically with our Chief Financial Officer and other appropriate officers in the discharge of its duties.  The Audit Committee also reviews the content and enforcement of the Company’s Employee Code of Business Conduct and Ethics, consults with our legal counsel on various legal compliance matters and on other legal matters if those matters could materially affect our financial statements.

The Board of Directors has determined that each of the members of the Audit Committee are independent as previously described.  In addition, the Board of Directors determined that Mr. McFadden qualifies as an “audit committee financial expert” as defined by the SEC in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Board of Directors also determined that all of the members of the Audit Committee meet the requirement of the NASDAQ listing standards that each member be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Nominating and Corporate Governance Committee.  The primary purposes of the committee are to (1) recommend to our Board of Directors individuals qualified to serve on our Board of Directors for election by shareholders at each Annual Meeting of shareholders and to fill vacancies on the Board of Directors, (2) implement the Board’s criteria for selecting new directors, (3) develop, recommend to the Board, and assess our corporate governance policies, and (4) oversee the evaluation of our Board.  The Nominating and Corporate Governance Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to the Board or committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill Board and committee positions.

The committee’s current process for identifying and evaluating nominees for Director consists of general periodic evaluations of the size and composition of the Board of Directors, applicable listing standards and laws, and other appropriate factors with a goal of maintaining continuity of appropriate industry expertise and knowledge of our Company. The committee looks for a number of personal attributes in selecting candidates including: sound reputation and ethical conduct; business and professional activities that are complementary to those of the Company; the availability of time and a willingness to carry out their duties and responsibilities effectively; an active awareness of changes in the social, political and economic landscape; an absence of any conflicts of interest; limited service on other boards; and a commitment to contribute to the Company’s overall performance, placing it above personal interests.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. Any candidate recommended by shareholders must meet the same general requirements outlined in the previous paragraph to be considered for election.  Any shareholder who intends to present a director nomination proposal for consideration at the 2010 Annual Meeting of shareholders and intends to have that proposal included in the proxy statement and related materials for the 2010 Annual Meeting, must deliver a written copy of the proposal to our Company’s principal executive offices no later than the deadline, and in accordance with the notice procedures specified under “Shareholder Proposals” in this proxy statement and in accordance with the applicable requirements of SEC Rule 14a-8.

If a shareholder does not comply with the Rule 14a-8 procedures, the Company would not be required to include the nomination proposal as a proposal in the proxy statement and proxy card mailed to shareholders.  For a shareholder’s nominee to be considered for nomination as a Director, the shareholder should give timely notice of their nomination in writing to the Secretary of our Company.  To be timely, written suggestions for candidates, accompanied by a written consent of the proposed candidate to serve as a director if nominated and elected, a description of his or her qualifications and other relevant biographical information, should be delivered for consideration by the Nominating and Corporate Governance Committee prior to the next Annual Meeting to the Secretary of the Company, 21 West 39th Street, Suite 2A, New York, NY 10018 not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting.  In the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely should be so delivered not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  The Nominating and Corporate Governance Committee may request that the shareholder submitting the proposed nominee furnish additional information to determine the eligibility and qualifications of such candidate.

Under SEC Rule 14a-8 (and assuming consent to disclosure is given by the proponents and nominee), our Company must disclose any nominations for Director made by any person or group beneficially owning more than 5% of our outstanding Common Stock by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year’s Annual Meeting.  Our Company did not receive any such nominations for the 2009 Annual Meeting.

Compensation Committee. The primary purposes of the committee are to (1) evaluate and approve the corporate goals and objectives set by the Chief Executive Officer (the “CEO”), (2) evaluate the CEO’s performance in light of those goals and objectives, (3) make recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans, (4) oversee the administration of our incentive compensation plans and equity-based plans, and (5) produce an annual report on executive compensation for inclusion in the Company’s proxy statement.  The Board of Directors has determined that the members of this committee are independent as previously described.   For additional information regarding the operation and authority of the Compensation Committee, see “Compensation Discussion and Analysis.”

Meetings of Board of Directors.  The Board of Directors held nine meetings and acted by unanimous consent on nine occasions during 2008.  Each of the directors attended at least 75% of the meetings.  The Company does not expect the majority of the Board members to attend the Annual Meeting, as the majority of the Board members reside in the People’s Republic of China (the “PRC”).

SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any record or beneficial owner of our shares of Common Stock who has concerns about accounting, internal accounting controls, or auditing matters relating to our Company may contact the Audit Committee directly.  Any record or beneficial owner of our Common Stock who wishes to communicate with the Board of Directors on any other matter should also contact the Audit Committee.  The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to our Company.  If particular communications are directed to the full Board, independent Directors as a group, or individual directors, the Audit Committee will route these communications to the appropriate directors or committees so long as the intended recipients are clearly stated.

You may send communications by mail to Advanced Battery Technologies, Inc., 21 West 39th Street, Suite 2A, New York, New York 10018 USA, Attention: Chairman of the Audit Committee.  Communications may be made anonymously, without name or address.  Communications not intended to be made anonymously may be made by mail to that address, including whatever identifying or other information you wish to communicate.

Communications from employees or agents of our Company will not be treated as communications from our shareholders unless the employee or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, no executive officer of the Company served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

DIRECTOR COMPENSATION

The following table summarizes the total compensation earned by all non-employee Directors during 2008:

Director Summary Compensation for 2008

Name	Fee Earned or Paid in Cash($)	All Other Compensation ($)	Total ($)
John McFadden	13,000	30,000(1)	43,000
Yulin Hao	1,461	--	1,461
Ning Li	1,461	--	1,461
Shaoqui Xia	1,461	--	1,461
Shiyan Yang	1,461	--	1,461
Cosimo Patti	13,000	30,000(1)	43,000

(1)	Represents the market value of shares of common stock issued, on the date of issuance.

 In addition to the amounts shown above, non-employee Board members received reimbursement for travel and lodging expenses incurred while attending Board and committee meetings and Board-related activities, such as visits to Company locations.

There were no outstanding options or other equity awards at year-end 2008 for non-employee Directors.

Director Stock Ownership and Compensation Guidelines

The Compensation Committee and the Board of Directors have not yet adopted a policy regarding stock ownership by members of the Board of Directors.  The Compensation Committee intends to address the subject of director stock ownership at an appropriate time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 20, 2009, the beneficial ownership of the Common Stock by the Directors and by the Directors and executive officers of the Company as a group, and each person known to the Company to be the beneficial owner of more than five percent of the Common Stock:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Zhiguo Fu	9,149,730(1)	15.7%
Guohua Wan	110,000(1)	0.2%
Guopeng Gao	70,000	0.1%
Hongjun Si	60,000	0.1%
Liqui Bai	30,000	0.1%
John McFadden	28,924	0.1%
Yulin Hao	(1)	--
Ning Li	(1)	--
Shaoqiu Xia	(1)	--
Shiyan Yang	(1)	--
Cosimo J. Patti	24,884	0.1%
All officers and directors (12 persons)	9,513,538(1)	16.3%

(1) Includes shares subject to stock options that are exercisable within 60 days of May 20, 2009 as follows:

Name of Beneficial Owner	Options (#)
Zhiguo Fu	300,000
Guohua Wan	40,000

EXECUTIVE OFFICERS

The executive officers of the Company are Zhiguo Fu, Guohua Wan, Sui Yang Huang and Dan Chang.  Zhiguo Fu and Guohua Wan are also Directors of the Company and their biographies are included above under “Proposal 1: Election of Directors.”

Sui Yang Huang, age 48.  Dr.. Huang joined Advanced Battery Technologies in 2008 as Chief Technology Officer.  Prior to joining Advanced Battery Technologies, Dr. Huang had over 25 years of experience in chemical engineering, including over 15 years experience in the Chinese battery industry.  Most recently, from 2005 to 2007, Dr. Huang was employed as Chief Technology Officer of Shenzhen B&K Electronics Co., Ltd.  From 2002 to 2005 Dr. Huang was employed as Chief Executive Officer of Apower Electronics Co., Ltd.  Since 2002 Dr. Huang has also been employed on a part-time basis as a Professor in polymer materials and engineering at the South China University of Technology and as a Joint Project Researcher with the Chinese Academy of Sciences – GIG.  Dr. Huang holds seven U.S. patents and 20 Chinese patents, primarily relating to the design and manufacture of batteries.  He has authored over 30 studies, published in academic journals in the U.S., Europe and Asia.

Dan Chang, age 34.  Mr. Chang joined Advanced Battery Technologies in 2009 as Senior Vice President.  During the two years prior to joining Advanced Battery Technologies, Mr. Chang was employed as Senior Vice President of China Natural Gas, Inc., a natural gas distributor listed on the OTC Bulletin Board.  Prior to joining China Natural Gas, Inc., Mr. Chang was engaged in pursuing a master’s degree in accountancy.  From 2000 to 2004 Mr. Chang was employed with the investment banking groups of two firms located in Taipei, rising to the position of Associate Manager at the second location, Taiwan Securities Group.  Mr. Chang was awarded a masters degree in accountancy by Pace University (New York) in 2006.  In 1998 Mr. Chang was awarded a masters in business administration by the National Cheng-Chi University in Taiwan.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis for 2008 to be included in the proxy statement for the Annual Meeting of shareholders filed pursuant to Section 14(a) of the Exchange Act.  Based on its review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s Annual Meeting.

Members of the Compensation Committee:

Cosimo Patti, Chairman
John McFadden
Shaoqui Xia

COMPENSATION DISCUSSION AND ANALYSIS

Throughout this proxy statement, the following individuals are collectively referred to as the “named executive officers”:

• Zhiguo Fu, Chairman of the Board of Directors, Chief Executive Officer and President; and

• Guohua Wan, Chief Financial Officer

Oversight of Our Executive Compensation Program

The Compensation Committee oversees the compensation of our named executive officers and is composed entirely of independent Directors as defined under the listing standards of NASDAQ. The Compensation Committee is responsible for reviewing, approving and evaluating the Chief Executive Officer’s performance in light of the goals and objectives of the Company. It also makes compensation recommendations with respect to our other executive officers, including approval of awards for incentive compensation and equity-based plans. The Compensation Committee administers all of our stock-based and other incentive compensation plans. The committee also assists the Board of Directors in developing succession planning for our executive officers.

Objectives of Our Compensation Program

Our compensation program is designed to attract, motivate and retain key leaders and to align the long-term interests of the named executive officers with those of our shareholders. To date, the compensation paid to the named executive officers has been based on prevailing compensation norms in the PRC.  The Compensation Committee is currently reviewing the Company’s executive compensation practices with a view to enabling the Company to better attract qualified executives in the United States.

The Role of the Chief Executive Officer in Determining Executive Compensation

The Compensation Committee, working with the Chief Executive Officer, evaluates and approves all compensation regarding our named executive officers.  Our named executive officers report directly to our Chief Executive Officer who supervises the day to day performance of those officers.  Accordingly, the Chief Executive Officer makes recommendations to the Compensation Committee regarding salaries, bonuses and equity awards for the other named executive officers and is required to annually review our executive compensation program for the named executive officers (other than himself). The Compensation Committee strongly considers the compensation recommendations and the performance evaluations of the Chief Executive Officer in making its decisions and any recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans that are required to be submitted to the Board.  In deliberations or approvals regarding the compensation of the other named executive officers, the committee may elect to invite the Chief Executive Officer to be present but not vote. In any deliberations or approvals of the committee regarding the Chief Executive Officer’s compensation, the Chief Executive Officer is not invited to be present.

Compensation Consultant

The Compensation Committee has the authority to hire compensation, accounting, legal or other advisors. In connection with any such hiring, the committee can determine the scope of the consultant’s assignments and their fees. While the Compensation Committee has not, to date, retained an outside compensation consultant, the committee may retain a consultant in the future to provide the committee with data regarding compensation trends, to assist the committee in the preparation of market surveys or tally sheets or to otherwise help it evaluate compensation decisions.

Our Compensation Program for Our Chief Executive Officer

The Company has paid to our Chief Executive Officer cash compensation of $77,500 in each of the past three years.  Effective on January 1, 2009, the Compensation Committee awarded Mr. Fu a nonqualified option to purchase 300,000 shares of common stock at the market price on that date.  The Company has not delivered any other compensation or benefits to Mr. Fu during the past three years.

The Compensation Committee is currently reviewing the compensation paid to Zhiguo Fu for his services as Chief Executive Officer.  The Committee expects to recommend to the Board that the compensation paid by the Company to Mr. Fu should more closely approximate the amount of compensation paid to executives in similar positions with U.S.- based public companies.

Potential Post-Termination Benefits for our Chief Executive Officer

The Company has not adopted any provisions regarding the payment of post-termination benefits or severance pay to Zhiguo Fu.

The Company’s Compensation Program for Named Executive Officers Other Than Our Chief Executive Officer

Guohua Wan, the other named executive officer, is not party to an employment agreement. As a result, her compensation is reviewed and determined by the Compensation Committee on an annual basis. The Compensation Committee may also review an executive officer’s compensation if that executive officer is promoted or experiences a change in responsibilities.

Ms. Wan reports directly to our Chief Executive Officer who supervises her day to day performance.   Our Chief Executive Officer annually reviews our executive compensation program (other than for himself) and makes compensation recommendations to the Compensation Committee.  The Compensation Committee strongly considers the recommendations of the Chief Executive Officer in making its decisions and any recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans that are required to be submitted to the Board.

To date, the compensation paid to Guohua Wan has been based on prevailing compensation norms in the PRC.  The Compensation Committee is currently reviewing the appropriateness of this compensation arrangement, and expects to recommend to the Board that the compensation paid by the Company to Ms. Wan should more closely approximate the amount of compensation paid to executives in similar positions with U.S.- based public companies.

Equity Compensation

The Company’s 2006 Equity Incentive Plan (the “2006 Plan”) is administered by the Compensation Committee as a long-term component of the Company’s compensation package. The number of equity awards granted to each eligible named executive officer is made on a discretionary rather than formula basis by the Compensation Committee with the recommendation of the Chief Executive Officer.

The maximum number of shares that remain available to be issued by the Compensation Committee under the 2006 Plan is 1,180,000 shares.  In addition, shares available for grant as a result of cancellation or termination of previously granted awards will also be available for grant. For a more detailed discussion of the material terms of the 1998 Plan, see “Executive Compensation – Equity Compensation Plan Information - 2006 Plan.”

On May 7, 2009, the Board of Directors approved, subject to shareholder approval at the Annual Meeting, the Advanced Battery Technologies, Inc. 2009 Equity Incentive Plan. If approved by the Company’s shareholders at the Annual Meeting, the total amount available for awards under the 2009 plan would be 5,000,000 shares of Common Stock.  All of our executive officers, as well as employees and qualified consultants, will be eligible to receive awards under the 2009 Equity Incentive Plan. For a more detailed discussion of the material terms of the 2009 Equity Incentive Plan, see “Proposal 3: Approval of the Advanced Battery Technologies, Inc. 2009 Equity Incentive Plan.”

Tax Implications of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that a company may deduct in any one year with respect to its principal executive officer and each of its other three most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation that meets certain requirements. Annual cash incentive compensation and stock option awards are generally forms of performance-based compensation that meet those requirements and, as such, are fully deductible.

Grants of stock options to our named executive officers under our 2006 Plan have not exceeded the $1,000,000 threshold.  Therefore, we expect to deduct compensation of our named executive officers related to compensation under the 2006 Plan.

The Compensation Committee has considered and will continue to consider tax deductibility in structuring compensation arrangements. However, the Compensation Committee retains discretion to establish executive compensation arrangements that it believes are consistent with the principles described earlier and in the best interests of our Company and its shareholders, even if those arrangements may not be fully deductible under Section 162(m).

EXECUTIVE COMPENSATION

The following table sets forth the summary of compensation earned during 2006 through 2008 by the Company’s Chief Executive Officer.  There were no other executive officers whose total salary and bonus for the fiscal year ended December 31, 2008 exceeded $100,000.

	Year	Salary	Bonus	Stock Awards	Option Awards	Other Compensation
Zhiguo Fu	2008	$77,500	--	--	--	--
	2007	$77,500	--	--	--	--
	2006	$77,500	--	--	--	--

Employment Agreements

All of the executive officers of the Company are employed on an at-will basis.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

There were no stock options or other equity awards outstanding at December 31, 2008 with respect to our named executive officers.

EQUITY COMPENSATION PLAN INFORMATION

2006 Equity Incentive Plan

The 2006 Plan was adopted by the Board of Directors.  It was not considered or approved by the Company’s shareholders.  The purpose of the 2006 Plan is (1) to offer selected employees of the Company or its subsidiaries an equity ownership interest in the financial success of the Company, (2) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility and (3) to encourage equity participation in the Company by eligible participants. As of  May 26, 2009, 1,180,000 shares remain available for issuance under the 1998 Plan.

The Compensation Committee administers the 2006 Plan. Under the 2006 Plan, the Compensation Committee may grant incentive stock options, non-qualified options and restricted stock to our named executive officers and to other employees.  The number and the nature of equity awards granted to each eligible employee is made on a discretionary rather than formula basis by the Compensation Committee with the recommendation of the Chief Executive Officer.  The exercise price for any option granted under the 2006 Plan is at a price that the committee may determine, but cannot be less than the average of the highest and lowest sale price of our Common Stock on NASDAQ on the date of the grant.  Any award granted under the 2006 Plan is exercisable or vests at such times, under such conditions and in such amounts and during such period or periods as the Compensation Committee determines on the date the award is granted.

Recipients of stock option awards may exercise their options at any time after they vest and before they expire, except that no awards may be exercised after ten years from the date of grant. Awards are generally not transferable by the recipient during the recipient’s life.  Awards granted under the plan are evidenced by either an agreement that is signed by us and the recipient or a confirming memorandum issued by us to the recipient setting forth the terms and conditions of the awards. Award recipients and beneficiaries of award recipients have no right, title or interest in or to any shares subject to any award or to any rights as a shareholder, unless and until shares are actually issued to the recipient.

CERTAIN RELATIONSHIPS - RELATED PERSON TRANSACTIONS

Procedures for the Approval of Related Person Transactions

The Audit Committee Charter provides that the Audit Committee has the authority to establish, and communicate to the full board and management, policies that restrict the Company and its affiliates from entering into related person transactions without the Audit Committee’s prior review and approval. In accordance with these policies, the Audit Committee on a timely basis reviews and, if appropriate, approves all related person transactions.

At any time in which an executive officer, Director or nominee for Director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a related person transaction, the executive officer, director or nominee for Director is expected to notify the Chairman of the Audit Committee of the transaction.  Generally, the Chairman of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a related person transaction requiring approval by the Audit Committee.  If the transaction is considered to be a related person transaction, then the Audit Committee will review the transaction at its next scheduled meeting or at a special meeting of the committee.

Related Person Transactions

During 2007 and the early portion of 2008, our Chairman, Zhiguo Fu, loaned money to the Company, primarily to fund the operations of the New York Office.  The loans did not bear interest and were due on demand.  The maximum amount of the loan, which was recorded as of September 30, 2008, was $1,217,986.  During the 4th quarter of 2008, all but $17,236 of the loan was repaid to Mr. Fu.

REPORT OF THE AUDIT COMMITTEE

Composition.    The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is composed of three directors, John McFadden, Cosimo Patti and Yulin Hao. Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that John McFadden is an “audit committee financial expert” as defined by SEC rules.

Responsibilities.    The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.

The Audit Committee is responsible for oversight, on behalf of the Board of Directors, of:

• The Company’s auditing, accounting and financial reporting processes, and the integrity of its financial statements;

•      The audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s auditor and independent registered public accounting firm;

• The Company’s compliance with legal and regulatory requirements; and

• The staffing and ongoing operation of the Company’s internal audit function.

The Company’s management is responsible for: (a) maintaining the Company’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated annual financial statements.

The Audit Committee’s function is one of oversight only and does not relieve management of its responsibilities for preparing financial statements that accurately and fairly present the Company’s financial results and condition, nor the independent registered public accounting firm of their responsibilities relating to the audit or review of the financial statements.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s auditor and independent registered public accounting firm. Pre-approved services include audit services, audit-related services, tax services and other services. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

Review with Management and Independent Registered Public Accounting Firm.    In this context, the Audit Committee hereby reports as follows:

1.  The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the 2008 fiscal year.

2.  The Audit Committee has discussed with the auditor and independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3.  The Audit Committee has received from the auditor and independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has held such discussions regarding independence with its auditor and independent registered public accounting firm.

4.  The Audit Committee has considered whether the provision of services covered by fees paid to the independent registered public accounting firm are compatible with maintaining the independence of that firm.

Based on the review and discussions referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2008 for filing with the SEC.

Members of the Audit Committee:

John McFadden (Chairman)
Cosimo Patti
Yulin Hao

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT AND OTHER FEES PAID TO OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Bagell, Josephs, Levine & Company, LLC billed $120,000 to the Company for professional services rendered for the audit of fiscal 2008 financial statements and review of the financial statements included in fiscal 2008 10-QSB filings.  Bagell, Josephs, Levine & Company, LLC billed $65,000 to the Company for professional services rendered for the audit of fiscal 2007 financial statements.

Audit-Related Fees

Bagell, Josephs, Levine & Company, LLC billed $0 to the Company during 2008 for assurance and related services that are reasonably related to the performance of the 2008 audit or review of the quarterly financial statements.  Bagell, Josephs, Levine & Company, LLC billed $0 to the Company during 2007 for assurance and related services that are reasonably related to the performance of the 2007 audit or review of the quarterly financial statements.

Tax Fees

Bagell, Josephs, Levine & Company, LLC billed $0 to the Company during 2008 for professional services rendered for tax compliance, tax advice and tax planning.  Bagell, Josephs, Levine & Company, LLC billed $0 to the Company during 2007 for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

Bagell, Josephs, Levine & Company, LLC billed $0 to the Company in 2008 and $0 in 2007 for services not described above.

 It is the policy of the Company that all services other than audit, review or attest services must be pre-approved by the Board of Directors.  No such services have been performed by Bagell, Josephs, Levine & Company, LLC.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On May 7, 2009, Advanced Battery Technologies’ Board of Directors approved an amendment to Advanced Battery Technologies’ Certificate of Incorporation, subject to approval of the amendment by the Company’s shareholders.  On that date, 57,821,577 of the currently authorized 60,000,000 common shares were issued and are outstanding, leaving only 2,178,423 available for issuance.  The effect of the amendment will be to increase the number of authorized shares of common stock, $0.001 par value, from 60,000,000 to 150,000,000.

           The Board of Directors has approved the increase in authorized common stock in order to provide Advanced Battery Technologies with flexibility in pursuing its long-term business objectives.  The primary long-term reasons for the increase are:

•
Management expects that in the future it will pursue opportunities to obtain the capital Advanced Battery Technologies needs in order to fully implement its business plan.  A reserve of both common and preferred shares available for issuance from time-to-time will enable Advanced Battery Technologies to entertain a broad variety of financing proposals.

•
Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel.  Advanced Battery Technologies is not, at this time, engaged in negotiating or effecting any acquisitions or similar transactions.

 At present, Advanced Battery Technologies has no contractual or other obligation to issue any of its common stock, except upon exercise of either (a) outstanding stock options issued to employees pursuant to the 2006 Equity Incentive Plan or (b) warrants issued in August 2008 in a private placement of securities.  The following table shows the derivative securities currently outstanding:

	Exercise	Shares
Derivative Security	Price	Issuable
Employee Stock Options	$2.66	380,000
Warrants	$5.51	2,652,945
		3,032,945

All of the foregoing derivative securities are currently exercisable.  In the event that the foregoing derivative securities were exercised for more than 2,178,423 shares, Advanced Battery Technologies would not be able to issue the requisite common stock, and would be in default, unless the number of authorized common shares is increased.

The amendment of the Certificate of Incorporation will increase the number of common shares available for issuance by the Board of Directors from 2,178,423 to 92,178,423.  The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of Advanced Battery Technologies’ shareholders.  Delaware law requires that the Board use its reasonable business judgment to assure that Advanced Battery Technologies obtains “fair value” when it issues shares.  Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in Advanced Battery Technologies.  The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the current market value of Advanced Battery Technologies common stock.

           The amendment of the Certificate of Incorporation is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of Advanced Battery Technologies.  Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of Advanced Battery Technologies.  In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make Advanced Battery Technologies unattractive to the party seeking control of Advanced Battery Technologies.  This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

Vote Required for Approval and Recommendation

The affirmative vote by the holders of a majority of the outstanding shares of common stock  is required to approve the amendment of the Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PROPOSAL 3: APPROVAL OF THE ADVANCED BATTERY TECHNOLOGIES, INC. 2009 EQUITY INCENTIVE PLAN

On May 7, 2009, the Company’s Board of Directors adopted, subject to approval by the Company’s shareholders, the Advanced Battery Technologies, Inc. 2009 Equity Incentive Plan (the “2009 Plan”) and reserved 5,000,000 shares of Common Stock for awards under the plan.  The text of the 2009 Plan is attached hereto as Appendix A. The material features of the 2009 Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2009 Plan.

The purpose of the 2009 Plan is to (i) aid the Company and its subsidiaries and affiliates in attracting, securing and retaining employees of outstanding ability, (ii) attract consultants to provide services to the Company and its subsidiaries and affiliates, as needed, and (iii) motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries and its affiliates by providing incentives through the granting of awards under the plan.  The Company expects that it will benefit from the added interest, which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.  Equity-based compensation and ownership will also give the recipients of equity awards under the 2009 Plan a continuing stake in the long-term success of the Company, and the delayed vesting of equity awards will help to encourage retention.  The Compensation Committee and the Board of Directors believe that the efforts of these individuals contributed significantly to the sustained growth since 2004 in sales, earnings and earnings per share.  The Compensation Committee and the Board of Directors believe that the executive officers and employees of the Company should be rewarded for earnings performance that may result from their efforts and believes this is best accomplished by awarding equity compensation to these individuals.

General

The 2009 Plan permits the granting of any or all of the following types of awards:

·	incentive stock options (“ISOs”);
·	non-qualified stock options; and
·	restricted stock;

The 2009 Plan currently provides that the maximum number of shares of Common Stock with respect to which awards may be granted is 5,000,000 shares (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below), whether pursuant to ISOs or otherwise.

Eligibility

Employees of the Company and its subsidiaries, and consultants to the Company and its subsidiaries (provided that the nature of their services is such that the grant can be made pursuant to a Form S-8 registration statement), are eligible to participate in the 2009 Plan. As of May 26, 2009, the Company, its subsidiaries and affiliates, had approximately 909 employees that are eligible to receive awards under the 2009 Plan.

Administration

The 2009 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to, among other things, select employees or consultants to whom awards are to be granted, to determine the number of options or shares to be granted to such employees or consultants and to establish the terms and conditions of such awards. The Compensation Committee has the authority to interpret the 2009 Plan, to establish, amend and rescind any rules and regulations relating to the 2009 Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the 2009 Plan. If necessary to satisfy the requirements of Rule 16b-3 of the Exchange Act and/or Section 162(m) of the Code, members of the Compensation Committee must be “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code.

Adjustments Upon Certain Events

Subject to any required action by the shareholders of the Company, the number and type of shares covered by each outstanding award, and the number and type of shares which have been authorized for issuance under the 2009 Plan but as to which no awards have yet been granted or which have been returned to the 2009 Plan upon cancellation, expiration or forfeiture of an award, as well as the exercise or purchase price, will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Common Stock) or reclassification of the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.  Except as expressly provided in the 2009 Plan, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares subject to the 2009 Plan or an award.

In the event of the dissolution or liquidation of the Company, any option or restricted stock unit granted under the 2009 Plan will terminate immediately prior to the date of dissolution or liquidation.

In the event of any reorganization, recapitalization, merger, consolidation, combination or exchange of stock or other corporate exchange, then, unless assumed by the surviving entity, all options or restricted shares will vest prior to the effective date of the transaction, and will terminate on the effective date of the transaction unless previously exercised.

Stock Options

The 2009 Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value if the option is granted to an individual who holds 10% or more of the Company’s outstanding shares).  The Compensation Committee will determine the term of each option, but no option will be exercisable more than 10 years after the date of grant (5 years in the case of a 10% shareholder). Payment of the purchase price will be in cash, or, at the discretion of the Board, in shares of Common Stock held for at least six months.

If a participant’s service terminates by reason of death, to the extent the participant was entitled to exercise the option on the date of death, the option may be exercised within eighteen months after the date of death. If a participant’s service terminates by reason of Disability (as defined in the 2009 Plan), to the extent the participant was entitled to exercise the option on the date of Disability, the option may be exercised within one year after the date of Disability. If a participant’s service with the Company terminates for Cause (as defined in the 2009 Plan), each option then held by the participant will terminate immediately.  If a participant’s service with the Company terminates for any other reason, each option then held by the participant may be exercised within 3 months after the date of such termination, but only to the extent such option was exercisable at the time of termination of service.

Restricted Stock

The 2009 Plan provides for certain terms and conditions pursuant to which restricted stock may be granted under the 2009 Plan. Each grant of restricted stock must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a restricted stock award granted under the 2009 Plan may be conditioned upon the completion of a specified period of employment with the Company or a subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock vested at the time of such termination of service. The participant’s unvested restricted stock will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company. Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. A participant will have the right to vote and receive dividends on the shares of restricted stock granted to him or her under the 2009 Plan.

Transferability

Options and restricted shares awarded under the 2009 Plan are not transferable otherwise than by will or by the laws of descent or distribution, except that the Compensation Committee may authorize stock options (other than ISOs) to be granted on terms which permit transfer.

Federal Income Tax Consequences

The following is a discussion of certain U.S. federal income tax consequences relevant to participants in the 2009 Plan who are subject to federal income tax and the Company. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the 2009 Plan and does not address state, local or foreign tax consequences.

A participant who is granted a non-qualified stock option will not recognize income at the time the option is granted. Upon the exercise of the option, however, the excess, if any, of the market value of the stock on the date of exercise over the option exercise price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant. The participant will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

A participant who is granted an ISO satisfying the requirements of the Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value of the stock on the date of exercise over the option exercise price is, however, included as an adjustment in determining the participant’s alternative minimum tax for the year in which the exercise occurs. If the participant does not dispose of shares received upon exercise of the option for one year after exercise and two years after grant of the option (the “Holding Period”), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the fair market value of shares on the date of disposition. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the ISO without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the option over the exercise price or (ii) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation is taxed as short-term or long-term capital gain, depending on the participant’s holding period. In such event, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

Generally, a participant will not recognize any income at the time an award of restricted stock is granted, nor will the Company be entitled to a deduction at that time. In the year in which restrictions on shares of restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. A participant may, however, elect within 30 days after receiving an award of restricted stock to recognize ordinary income in the year of receipt, instead of the year of vesting, equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares.

The Compensation Committee will require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or the exercise of an award. In compliance with the American Jobs Creation Act of 2004, the maximum federal withholding rate will be used for supplemental wage payments in excess of $1,000,000 during any taxable year.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any named executive officer by the corporation on the last day of the taxable year, but exempts from this limitation “performance-based” compensation the material terms of which are disclosed and approved by shareholders.

Tax Summary

The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all the tax consequences of participation in the 2009 Plan. Accordingly, holders of awards granted under the 2009 Plan should consult their own tax advisers for specific advice with respect to all federal, state or local tax effects before exercising any options, and before disposing of any shares of stock acquired pursuant to an award. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular award holder’s specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (e.g., as an ISO) of any award.

The 2009 Plan is not subject to any provision of ERISA, nor is it a qualified employee benefit plan under Section 401(a) of the Code.

Vote Required for Approval and Recommendation

The affirmative vote of the majority of the votes cast at the Annual Meeting is required to approve the Advanced Battery Technologies, Inc. 2009 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SHAREHOLDER PROPOSALS

Shareholders intending to present proposals at the 2010 Annual Meeting of shareholders and desiring to have those proposals included in the Company’s proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Exchange Act, to be received at the executive offices of the Company no later than January 26, 2010. For proposals that shareholders intend to present at the 2010 Annual Meeting of shareholders outside the processes of Rule 14a-8 of the Exchange Act, unless the shareholder notifies the Company of such intent by April 23, 2009, any proxy solicited by the Company for that Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Except as noted below, to the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, during fiscal 2008, all Section 16(a) filing requirements applicable to the Directors, executive officers and greater than 10% shareholders were satisfied, except that none of the members of the Board of Directors other than Zhiguo Fu and John McFadden have filed initial reports on Form 3.

OTHER MATTERS

Except as described in this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management’s discretion.

HOUSEHOLDING OF MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request by writing the Company at the following address:  Advanced Battery Technologies, Inc., 21 West 39th Street, Suite 2A, New York, New York 10018, Attention: Investor Relations; or by calling the Company at the following phone number: (212) 391-2752. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

YOUR VOTE IS IMPORTANT.

APPENDIX A

ADVANCED BATTERY TECHNOLOGIES, INC.

2009 Equity Incentive Plan

1. PURPOSES.

(a) Eligible Equity Award Recipients. Subject to the terms of this Plan, the persons eligible to receive Equity Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Equity Awards. The purpose of this Plan is to provide a means by which eligible recipients of Equity Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Equity Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, and (iii) Stock Grants.

(c) General Purpose. The Company, by means of this Plan, seeks to retain the services of the group of persons eligible to receive Equity Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS.

(a) “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c) of this Plan.

(e) “Common Stock” means the common capital stock of the Company.

(f) “Company” means Advanced Battery Technologies, Inc., a Delaware corporation.

(g) “Consultant” means a natural person, including an advisor, (i) who is engaged by the Company or an Affiliate to render bona fide consulting or advisory services which are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities, and (ii) who is compensated for such services or (iii) who is a member of the Board of Directors of an Affiliate.  However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

(h) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service.  The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any Company approved leave of absence, including sick leave, military leave or any other personal leave.

(i) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(j) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to Company stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(k) “Director” means a member of the Board of Directors of the Company.

(l) “Disability” or “Disabled” means, with respect to any Participant, the Participant is unable to perform his or her normal employment functions or other service functions due to any medically determinable physical or mental disability which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.  A Participant shall not be considered to be “Disabled” or suffering from a “Disability” unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Board shall determine.

(m) “Employee” means any person employed by the Company or an Affiliate.  Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(n) “Equity Award” means any right granted under this Plan, including an Option and a Stock Grant.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to this Plan.

 (v) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of this Plan.

(w) “Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.

(x) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(y) “Participant” means a person to whom an Equity Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Equity Award.

(z) “Plan” means this Advanced Battery Technologies, Inc. 2009 Equity Incentive Plan.

(aa) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(bb) “Securities Act” means the Securities Act of 1933, as amended.

(cc) “Stock Grant” means any award of Common Stock pursuant to Section 7 of this Plan.

(dd) “Stock Award Agreement” means a written agreement between the Company and a holder of an Equity Award evidencing the terms and conditions of an individual Equity Award grant.  Each Equity Award Agreement shall be subject to the terms and conditions of this Plan.

(ee) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliates.

3. ADMINISTRATION.

(a) Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c) this Plan.

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of this Plan:

(i) To determine from time to time which of the persons eligible under this Plan shall be granted an Equity Award; when and how each Equity Award shall be granted; what type or combination of types of Equity Award shall be granted; the terms and provisions of each Equity Award granted (which need not be identical), including, without limitation, the time or times when a person shall be permitted to receive Common Stock pursuant to an Equity Award, the exercise, base or purchase price of an Equity Award (if any), the time or times at which an Equity Award will become vested, exercisable or payable, the performance goals and other conditions of an Equity Award, the duration of an Equity Award and all other terms of an Equity Award; and the number of shares of Common Stock with respect to which an Equity Award shall be granted to each such person.

(ii) To construe and interpret this Plan and Equity Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in this Plan or in any Equity Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective.

(iii) To amend this Plan or any Equity Award as provided in Section 12 of this Plan.

(iv) To terminate or suspend this Plan as provided in Section 13 of this Plan.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of this Plan.

 (c) Delegation to Committee.

(i) General.  The Board may delegate administration of this Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of this Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.  Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Equity Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Equity Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m)(4)(C) of the Code, and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Equity Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision. With respect to this Plan or any Equity Award, all determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 11 of this Plan relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Equity Awards shall not exceed in the aggregate five million (5,000,000) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve.  If any Equity Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Equity Award shall revert to and again become available for issuance under this Plan.

(c) Source of Shares. The shares of Common Stock subject to this Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

(a) Eligibility for Specific Equity Awards.  Incentive Stock Options may be granted only to Employees.  Equity Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

 (c) Consultants. A Consultant shall not be eligible for the grant of an Equity Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option and Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(c) Exercise; Consideration. Subject to the terms and conditions of this Plan and the applicable Option Agreement, vested Options may be exercised in whole or in part by giving written notice of exercise to the Company, specifying the number shares to be purchased, accompanied by payment of the applicable exercise or purchase price.  The exercise or purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board determined at the time of the grant of the Option (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder, or (3) in any other form of legal consideration that may be acceptable to the Board.  Unless otherwise specifically provided in the Option Agreement, the exercise or purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d) Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement.  If the Option Agreement pertaining to the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options may vary and shall be determined by the Board.

(g) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than for Cause and other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination (i.e., to the extent that such Option is vested)) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the vested Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her vested Option(s) (if any) within the time specified in the Option Agreement, the vested Option(s) shall terminate.

(h) Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the vested Option following the termination of the Optionholder’s Continuous Service (other than for Cause and other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the vested Option shall terminate on the earlier of (i) the expiration of the term of the vested Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the vested Option would not be in violation of such registration requirements.

(i) Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination (i.e., to the extent that such Option is vested)), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the vested Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her vested Option(s) (if any) within the time specified herein, the vested Option(s) shall terminate.

(j) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death or for Cause, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death (i.e., to the extent that such Option is vested)) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(d) or 6(e), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the vested Option(s) (if any) is not exercised within the time specified herein, the vested Option(s) shall terminate.

(k) Termination of Continuous Service for Cause.  Except as otherwise provided in the Option Agreement, in the event that an Optionholder’s Continuous Service terminates for Cause (which determination shall be made in the sole discretion of the Board), any and all outstanding Options (whether vested or not vested at such time) held by such Optionholder shall immediately terminate and be forfeited to the Company upon the relevant date of termination of Continuous Service for Cause, as determined by the Board.

For purposes of this Plan, “Cause” shall, subject to the following sentence, mean a determination by the Board that an Optionholder (i) has been convicted of, or entered into a plea of nolo contendere to, a crime that constitutes a felony under Federal or state law, (ii) has engaged in willful gross misconduct in the performance of the Optionholder’s duties to the Company or any Affiliate, or (iii) has committed a material breach of any written agreement with the Company or any Affiliate with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant.  In the event that the Optionholder is a party to an employment agreement with the Company or any Affiliate that defined a termination on account of “Cause” (or a term having a similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof.

(l)            Options not Vested at Termination.  Any and all Options held by the Participant which are not vested on or before the effective date of termination of Continuous Service of the Optionholder shall immediately be forfeited to the Company (and shall once again become available for grant under this Plan).

7. PROVISIONS OF STOCK GRANTS.

(a) Stock Grants. Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may make Stock Grants to persons in such amounts and upon such terms and conditions as the Board shall determine.

(i) Stock Award Agreement.  The Board may require, as a condition to a Stock Grant, that a recipient of a Stock Grant enter into a Stock Award Agreement, setting forth the terms and conditions of the Stock Grant.  In lieu of a Stock Award Agreement, the Board may provide the terms and conditions of a Stock Grant in a notice to the Participant of the Stock Grant, on the Stock certificate representing the Stock Grant, in the resolution approving the Stock Grant, or in such other manner as it deems appropriate.

(ii) Transferability.  Except as otherwise provided in this Section 7, the Common Stock granted pursuant to the Stock Grant may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period (as hereinafter defined), if any.  For purposes of this Plan, “Restriction Period” means the applicable period during which the Common Stock granted pursuant to the Stock Grant are subject to any restrictions or conditions established by the Board.  Except as otherwise provided in this Section 7, shares of Common Stock covered by each Stock Grant made under this Plan shall become freely transferable by the Participant after the last day of the Restriction Period, if any, and completion of all conditions to vesting, if any.

(iii)  Other Restrictions.  The Board may impose such other conditions and/or restrictions on any shares of Common Stock granted pursuant to a Stock Grant under this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each share of Common Stock granted and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing the Common Stock to give appropriate notice of such restrictions.

The Company shall also have the right to retain the certificates representing shares of Stock Grants in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied.

(iv) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Grant.

(v) Voting Rights, Dividends and Other Distributions. During the Restriction Period (if any), Participants holding shares of Common Stock granted pursuant to Stock Grants may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares.

8. COVENANTS OF THE COMPANY.

(a) Availability of Shares.  During the terms of the Equity Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Equity Awards.

(b) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over this Plan such authority as may be required to grant Equity Awards and to issue and sell shares of Common Stock upon exercise of the Equity Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act this Plan, any Equity Award or any Common Stock issued or issuable pursuant to any such Equity Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under this Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Equity Awards unless and until such authority is obtained.

9. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Equity Awards shall constitute general funds of the Company.

10. MISCELLANEOUS

(a) Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to the Option unless and until such Participant has satisfied all requirements for exercise of, and has exercised, the Option pursuant to its terms.

(b) No Employment or other Service Rights. Nothing in this Plan or any instrument executed or Equity Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Equity Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.  No Employee, Consultant or Director shall have the right to be selected as a participant in this Plan, or having been so selected, to be selected again as a Participant in this Plan.

(c) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(d) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Equity Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Equity Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Equity Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Equity Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under this Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(e) Withholding Obligations.

(i) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Equity Award or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(ii) Payment in Stock. Subject to approval by the Board, a Participant may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Equity Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such minimum withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such minimum withholding amount due.

(f)           Compliance with Laws and Regulations.  Notwithstanding anything in this Plan to the contrary, the Board, in its sole discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are officers or Directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of this Plan, any Option granted as an Incentive Stock Option pursuant to this Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

(g)           Severability.  If any provision of this Plan or any Equity Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify this Plan or any Equity Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Board’s determination, materially altering the intent of this Plan or the Equity Award, such provision shall be stricken as to such jurisdiction, person or Equity Award, and the remainder of this Plan and any such Equity Award shall remain in full force and effect.

(h)  Headings.  Any section, subsection, paragraph or other subdivision headings contained herein are for purpose of convenience only and are not intended to expand, limit or otherwise define the content of such subdivisions.

(i)           Requirement of Notification of Election under Section 83(b) of the Code.  If any Participant shall, in connection with the acquisition of shares of Common Stock under this Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

(j)  Requirement of Notification Upon Disqualifying Disposition.  In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two (2) years after the applicable grant date and one (1) year after the applicable date of exercise. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

11. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to this Plan, or subject to any Equity Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to this Plan pursuant to Section 4(a), and the outstanding Equity Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Equity Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(b) Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Equity Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

(c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any or all Equity Awards outstanding under the Plan or may substitute similar stock awards for Equity Awards outstanding under the Plan (it being understood that similar stock awards include awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event any surviving corporation or acquiring corporation does not assume any or all such outstanding Equity Awards or substitute similar stock awards for such outstanding Equity Awards, then with respect to Equity Awards that have been neither assumed nor substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Equity Awards (and, if applicable, the time at which such Equity Awards may be exercised) shall (contingent upon consummation of such Corporate Transaction) be accelerated in full to a date prior to the consummation of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the consummation of the Corporate Transaction), and the Equity Awards shall terminate if not exercised (if applicable) at or prior to such event effective time.  With respect to any other Equity Awards outstanding under the Plan, that have been neither assumed nor substituted, the vesting of such Equity Awards (and, if applicable, the time at which such Equity Award may be exercised) shall not be accelerated unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Equity Award, and such Equity Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

12. AMENDMENT OF THE PLAN AND EQUITY AWARDS.

(a) Amendment of Plan.  The Board at any time, and from time to time, may amend this Plan.  However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

(b) Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to this Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments.  It is expressly contemplated that the Board may amend this Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights.  Rights under any Equity Award granted before amendment of this Plan shall not be materially impaired by any amendment of this Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Equity Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Equity Awards; provided, however, that the rights under any Equity Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(f) Code Section 409A.  Any action of the Board that in any way alters or affects the tax treatment of any Equity Award or that in the sole discretion of the Board is necessary to prevent an Equity Award from being subject to tax under Code Section 409A shall not be considered to materially impair any rights of any Participant.  Any modification or amendment of this Plan or any Equity Award in a manner that would cause this Plan or any Equity Award to be subject to tax under Section 409A shall be deemed null and void.

13. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate this Plan at any time.  Unless sooner terminated, this Plan shall terminate on the day before the tenth (10th) anniversary of the date this Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.  No Equity Awards may be granted under this Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Suspension or termination of this Plan shall not impair rights and obligations under any Equity Award granted while this Plan is in effect except with the written consent of the Participant.

14. CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

*       *       *       *       *

ADVANCED BATTERY TECHNOLOGIES, INC.
ANNUAL MEETING OF SHAREHOLDERS

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes each of Zhiguo Fu and Dan Chang as Proxy with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Advanced Battery Technologies, Inc. (the “Company”) to be held on Thursday, June 25, 2009, at 10:00 a.m., Eastern Daylight Time, at New York’s Hotel Pennsylvania, 401 7th Avenue (at 33rd Street), New York, New York, and any adjournment thereof, and to vote all the common shares of the Company that the undersigned is entitled to vote on the following matters:

1. To elect a board of eleven directors:

FOR ALL NOMINEES LISTED BELOW

(except as marked to the contrary below) ☐

WITHHOLD AUTHORITY

to vote for all nominees below ☐

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE’S NAME ON THE LIST BELOW

Zhiguo Fu	Liqui Bai	Shaoqui Xia
Guohua Wan	John McFadden	Shiyan Yang
Guopeng Gao	Yulin Hao	Cosimo Patti
Hongjun Si	Ning Li

2. To approve the filing of an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock.

For ☐         Against ☐         Abstain ☐

3. To approve the Advanced Battery Technologies, Inc. 2009 Equity Incentive Plan

For ☐         Against ☐         Abstain ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.

THIS PROXY ALSO GRANTS AUTHORITY TO VOTE SUCH SHARES AS TO ANY OTHER MATTER WHICH MAY BE BROUGHT BEFORE THE MEETING IN THE SOLE DISCRETION OF THE HOLDERS OF THIS PROXY.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear hereon. If shares are held jointly, signature should include both names. Executors, administrators, trustees, guardians, and others signing in the representative capacity, please so indicate when signing.

DATE:	, 2009

SIGNATURE:

SECOND SIGNATURE, IF HELD JOINTLY:

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.